                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    March 25, 2004
                                                 -------------------------------




                              PIVX SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)





         Nevada                          00-33625                 87-0618509
----------------------------    --------------------------   -------------------
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
 of Incorporation)                                           Identification No.)





         23 Corporate Plaza Suite #280, Newport Beach, California 92660
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (949) 720-4627
                                                   -----------------------------



          24 Corporate Plaza Suite 180, Newport Beach, California 92660
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) As previously reported on a Current Report on Form 8-K with the Securities and Exchange Commission on April 9, 2004, Pivx Solutions, LLC, a California limited liability company ("Pivx"), completed the initial closing of a reverse acquisition of the Registrant on March 25, 2004, pursuant to which the Registrant has acquired approximately 99% of the outstanding membership interests of Pivx in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated March 10, 2004 by and among the Registrant, Pivx and the members of Pivx (the "Purchase Agreement"), the Registrant issued 1.55 shares of its common stock for each Pivx membership interest transferred to the Registrant by each Pivx member at the initial closing. As of the initial closing, the former Pivx members had transferred 9,898,250 Pivx membership interests (representing approximately 99% of the total Pivx membership interests outstanding) to the Registrant in exchange for 15,342,289 shares of common stock of the Registrant (representing approximately 72.6% of the total shares of the Registrant's capital stock outstanding as of the initial closing). The Registrant expects to acquire the remaining Pivx memberhip interests outstanding in subsequent closings pursuant to the terms of the Purchase Agreement.

         This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on April 9, 2004 to include financial statements and pro forma financial information referred to in Item 7 below relating to the Reorganization.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Please see Item 1 above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b) Financial Statements and Pro Forma Financial Information.
                 ---------------------------------------------------------

                  Audited Financial Statements of Pivx as of and for the two years ended December 31, 2003.

                  Unaudited Pro Forma Combined Balance Sheet and Statements of Income of the Registrant and Pivx as of December 31, 2003 and for the twelve months ended December 31, 2003.

         (c) Exhibits.
             ---------

                  2.1 Securities Purchase Agreement and Plan of Reorganization dated March 10, 2004 by and among the Registrant, Pivx, and the members of Pivx, previously filed as an exhibit to Current Report on Form 8-K filed on April 9, 2004.

                  99.1 Press Release dated March 26, 2004, previously filed as an exhibit to Current Report on Form 8-K filed on April 9, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PivX Solutions, Inc.
                                             (Registrant)


Date:  June 8, 2004                          By: /s/ Robert N. Shively
                                                --------------------------------
                                                  Robert N. Shively,
                                                  President and Chief Executive
                                                   Officer

                          INDEX TO FINANCIAL STATEMENTS



Financial Statements of PivX Solutions, LLC

        Independent Auditors' Report                                         F-2

        Balance Sheet as of December 31, 2003                                F-3

        Statements of Operations for the years ended
        December 31, 2003 and 2002                                           F-4

        Statements of Members' Deficit for the years ended
        December 31, 2003 and 2002                                           F-5

        Statements of Cash Flows for the years ended
        December 31, 2003 and 2002                                           F-6

        Notes to Financial Statements                                        F-7

                          Independent Auditors' Report
                          ----------------------------



Board of Directors
PivX Solutions, LLC

We have audited the accompanying balance sheet of PivX Solutions, LLC (the "Company") as of December 31, 2003, and the related statements of operations, members' deficit, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PivX Solutions, LLC as of December 31, 2003, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has incurred losses from operations and used cash flows from operations. At December 31, 2003, the Company has a working capital and members' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                               /s/ McKennon, Wilson & Morgan LLP
                                               ---------------------------------


Irvine, California
May 18, 2004

                               PIVX SOLUTIONS, LLC

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 2003



ASSETS

Current assets:
  Cash                                                              $   102,583
  Account receivable                                                     32,000
  Prepaids and other current assets                                       9,800
                                                                    ------------
         Total current assets                                           144,383

Deferred offering costs                                                  50,000
Property and equipment, net                                              31,833
                                                                    ------------
         Total assets                                               $   226,216
                                                                    ============

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
  Accounts payable                                                  $    39,042
  Accrued liabilities                                                    86,950
  Accrued employment contracts                                          257,752
  Convertible note                                                       10,000
                                                                    ------------
         Total current liabilities                                      393,744
                                                                    ------------

Members' deficit:
  Membership interests, no par value; 9,817,334 interests
    committed and outstanding                                         1,161,629
  Accumulated deficit                                                (1,329,157)
                                                                    ------------
         Total members' deficit                                        (167,528)
                                                                    ------------
         Total liabilities and members' deficit                     $   226,216
                                                                    ============


                 See accompanying notes to financial statements

                               PIVX SOLUTIONS, LLC

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002




                                                         2003            2002
                                                         ----            ----

Consulting revenue                                    $ 759,923       $ 414,737

Cost of consulting revenue                              434,074         276,868
                                                      ----------      ----------

     Gross profit                                       325,849         137,869
                                                      ----------      ----------

Operating expenses:
  Selling, general, and administrative                  831,944         594,478
  Research and development                               69,190               -
                                                      ----------      ----------
     Total operating expenses                           901,134         594,478
                                                      ----------      ----------

     Operating loss                                    (575,285)       (456,609)

Interest expense                                        (20,000)              -
Other income                                                 70             140
                                                      ----------      ----------

     Loss before provision for income taxes            (595,215)       (456,469)

Provision for income taxes                                1,700           1,700
                                                      ----------      ----------

     Net loss                                         $(596,915)      $(458,169)
                                                      ==========      ==========


                 See accompanying notes to financial statements


                                                        PIVX SOLUTIONS, LLC

                                                  STATEMENTS OF MEMBERS' DEFICIT

                                          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                    Membership Interests
                                                    --------------------           Deferred          Accumulated
                                                  Interests         Amount       Compensation          Deficit            Total
                                                  ---------         ------       ------------          -------            -----
Balances at January 1, 2002                       7,987,568      $    87,178      $         -       $  (274,073)      $  (186,895)

Interests issued for cash, net of offering
  costs                                             690,000          105,000                -                 -           105,000
Interests issued for services                       255,000          111,000                -                 -           111,000
Interests issued under employment
  contracts                                         400,000           80,000          (80,000)                -                 -
Amortization of deferred compensation                     -                -           20,000                 -            20,000
Fair value of rent contributed                            -            6,000                -                 -             6,000
Net loss                                                  -                -                -          (458,169)         (458,169)
                                                ------------     ------------     ------------      ------------      ------------

Balances at December 31, 2002                     9,332,568          389,178          (60,000)         (732,242)         (403,064)
                                                ------------     ------------     ------------      ------------      ------------

Interests issued for cash, net of offering
  costs                                             292,666          281,000                -                 -           281,000
Interests issued for services                        56,100           56,100                -                 -            56,100
Interests issued for assets                          36,000            3,600                -                 -             3,600
Interests issued to placement agent for
  services                                          100,000          100,000                -                 -           100,000
Value of warrants and beneficial
  conversion feature attached to
  convertible debt                                        -           20,000                -                 -            20,000
Value of warrants issued in connection
  with investment                                         -                -                -                 -                 -
Amortization of deferred compensation                     -                -           60,000                 -            60,000
Forgiveness of accrued wages under
  employment contracts                                    -          311,751                -                 -           311,751
Net loss                                                  -                -                -          (596,915)         (596,915)
                                                ------------     ------------     ------------      ------------      ------------

Balances at December 31, 2003                     9,817,334      $ 1,161,629      $         -       $(1,329,157)      $  (167,528)
                                                ============     ============     ============      ============      ============


                                          See accompanying notes to financial statements


                                              PIVX SOLUTIONS, LLC

                                           STATEMENTS OF CASH FLOWS

                                FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                   2003           2002
                                                                                   ----           ----
Cash flows from operating activities:
  Net loss                                                                      $(596,915)      $(458,169)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities:
      Depreciation expense                                                         17,060           7,353
      Member interests issued for services                                         56,100         111,000
      Non-cash merger-related expenses                                             50,000               -
      Amortization of deferred compensation                                        60,000          20,000
      Value of warrants and beneficial conversion feature
           issued with convertible debt                                            20,000               -
      Fair value of rent contributed by founder                                         -           6,000
  Changes in operating assets and liabilities:
        Accounts receivable                                                        37,681         (69,681)
        Prepaids and other                                                         (9,800)              -
        Accounts payable                                                            7,531          31,511
        Accrued liabilities                                                      (106,960)        188,946
        Accrued employment contracts                                              175,979         198,224
                                                                                ----------      ----------
             Net cash provided by (used in) operating activities                 (289,324)         35,184
                                                                                ----------      ----------

Cash flows from investing activities-
  Purchases of property and equipment                                             (25,039)        (14,502)
                                                                                ----------      ----------

Cash flows from financing activities:
  Proceeds from sale of Interests                                                 281,000         105,000
  Borrowings from issuance of convertible note                                     20,000               -
  Payments on convertible note                                                    (10,000)              -
                                                                                ----------      ----------
               Net cash provided by financing activities                          291,000         105,000
                                                                                ----------      ----------

Net change in cash                                                                (23,363)        125,682

Cash, beginning of period                                                         125,946             264
                                                                                ----------      ----------


Cash, end of period                                                             $ 102,583       $ 125,946
                                                                                ==========      ==========
Supplemental disclosures for cash flow information
  Cash paid during the year for:
      Income taxes                                                              $   2,500       $     800
      Interest                                                                  $   1,000       $       -

  Non-cash financing activity:
      Fair value of options and beneficial conversion feature issued with
        convertible note                                                        $  20,000       $       -
      Fair value of Interests issued in connection with sales of Interests      $  20,000       $  33,000


                                See accompanying notes to financial statements

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BUSINESS

PivX Solutions, LLC (the "Company"), acquired by Drilling, Inc. ("Drilling") on March 25, 2004, is a network security solutions company which has provided security consulting services and security software products to a variety of businesses and governmental agencies, including but not limited to Microsoft, Boeing, GMAC, the University of California, Sony and ICIIP. The Company is in the Beta stage of development of Qwik-Fix Pro(TM), a security software tool, which will enable businesses to maintain security over sensitive data. Management expects to release a commercial version of Qwik-Fix Pro(TM) in June 2004.

On March 25, 2004, the Company completed the initial closing of a reverse acquisition of Drilling, pursuant to which Drilling has acquired approximately 99% of the outstanding membership interests ("Interests") of the Company in exchange for a controlling interest in Drilling. Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated March 10, 2004 by and among Drilling, the Company and the members of the Company, Drilling issued 1.55 shares of its common stock for each of the Company's Interests transferred to Drilling by each company member at the initial closing. As of the initial closing, the Company's members transferred 9,898,250 Interests (representing approximately 99.0% of the Company's total Interests outstanding) to Drilling in exchange for 15,342,289 shares of common stock of Drilling (representing approximately 73% of the total shares of Drilling's capital stock outstanding). The remaining 101,750 will be exchanged with approximately 157,712 shares of Drilling's common stock upon the remaining members' consent.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CHANGE IN REPORTING ENTITY

In connection with the acquisition of the Company by Drilling, the Company has obtained 73% of the outstanding common stock of Drilling. The acquisition will be accounted for as a reverse acquisition, whereby the assets of the Company will be reported at their historical cost. The assets and liabilities of Drilling will be recorded at fair value similar to a recapitalization. No goodwill will be recorded in connection with the reverse acquisition. The reverse acquisition will result in a change in reporting entity of Drilling for accounting and reporting purposes to the Company. See the amended form 8-K filed with the Securities and Exchange Commission for pro forma financial statements as if the acquisition took place on December 31, 2003 for balance sheet purposes and on January 1, 2003 for income statement purposes.

GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations, used cash flow from operating activities and has an accumulated deficit of approximately $1.3 million at December 31, 2003. Management's plans are to obtain additional funding though an offering of Drilling's common stock. Subsequent to year-end, through May 18, 2004, the Company received net proceeds of $1,622,929 from an offering of Drilling's common stock. Drilling is offering up to 2.5 million shares of Drilling's common stock at $2.00 resulting in gross proceeds of $5.0 million. The Company needs the additional capital to market Qwik-Fix Pro(TM) and provide necessary infrastructure as a public company. The Company requires additional capital and management has no firm commitments for financing. There are no assurances that management will be successful in its plans. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include, but are not limited to collectibility of accounts receivable and accrued liabilities.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with a remaining maturity of 90 days or less from the purchase date to be cash equivalents.

DEFERRED OFFERING COSTS

Direct costs incurred in connection with the Company's private placement offerings are capitalized (see Notes 4 and 6). The Company is netting these costs ratably against the proceeds over the period in which the proceeds are received. In the event the private placement offering is unsuccessful, the Company will charge these costs to operations.

PATENTS AND TRADEMARKS

Patents and trademarks are recorded at cost and amortized using the straight-line method over the estimated useful lives of the related assets ranging from one to three years. To date amounts incurred were not significant.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



REVENUE RECOGNITION

For the periods presented, the Company's revenues were derived under consulting contracts. The revenues from the contracts are recognized as the services are completed. In cases whereby the Company did not track the hours under the project, revenues were recorded at the completion of the contract. Upon the Company's release of its software in 2004, the Company will recognize software license fee revenue in accordance with the provisions of Statement of Position ("SOP") 97-2 "Software Revenue Recognition," as amended by SOP 98-9, "Software Revenue Recognition, With Respect to Certain Transactions." Software license fees will be charged for licenses for security software to be delivered to customers for in-house applications. Revenues from single-element software license agreements will be recognized upon installation and acceptance of the software. Revenues from software arrangements involving multiple elements will be allocated to the individual elements based on their relative fair values. If services are considered essential to the functionality of the software product, both the software product revenue and service revenue will be recognized using the percentage of completion method in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts." Maintenance and rights to unspecified upgrades to licenses will be reported ratably.

Contract revenues will be recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Contract costs will include all direct labor, direct material and indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates.

SOFTWARE DEVELOPMENT COSTS

Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," ("SFAS 86") states that all costs incurred in connection with the development of software subsequent to technological feasibility should be capitalized until such time that the software is available to customers. The Company believes its current process for developing software is essentially completed concurrent with the establishment of technological feasibility and, as such, no costs have been capitalized to date.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has not adopted a fair value-based method of accounting for stock-based compensation plans for employees and non-employee directors. The Company will use the intrinsic value-based approach, and supplement disclosure of the pro forma impact on operations using the fair value-based approach as required by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". Stock-based compensation issued to non-employees and consultants were not measured at fair value since the minimum value method applied to the Company in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation".

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



INCOME TAXES

The Company elected to be taxed as a Limited Liability Corporation ("LLC") by the Internal Revenue Service. Accordingly, profits and losses are reflected in the individual income tax returns of the members. Income taxes are not material to the financial statements. However, the Company is required to make minimal tax payments to the State of California based on the gross revenues of the Company. During the years ended December 31, 2003 and 2002, the Company was required to pay $1,700, each, respectively related to this tax liability. Upon acquisition of the Company by Drilling, the LLC status was terminated.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments approximated their carrying values at December 31, 2003. The financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities.

RISKS AND UNCERTAINTIES

The Company's operations are subject to new innovations in product design and function. Significant technical changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve profitability in the industry segment.

CONCENTRATION OF CREDIT RISK

At times, the Company maintains cash balances at a financial institution in excess of the FDIC insurance limit.

SIGNIFICANT CUSTOMER

During the years ended December 31, 2003 and 2002, revenues from one customer accounted for 90% and 99% of consulting revenues, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, GUARANTORS' ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also requires that at all times a company issues a guarantee, a company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The FIN 45 effect on the Company's financial statements is insignificant as of December 31, 2003.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measurers in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with SFAS 150, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 shall be effective for financial instruments entered into or modified after May 31, 2003. SFAS 150 did not have a significant effect on the Company's financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2003:


Computers                                                              $ 60,863
Furniture and fixtures                                                    4,569
                                                                       ---------
                                                                         65,432
Less accumulated depreciation                                           (33,599)
                                                                       ---------
                                                                       $ 31,833
                                                                       =========

During the years ended December 31, 2003, and 2002, depreciation expense totaled $17,060 and $7,353, respectively.

NOTE 4 - COMMITMENTS

OPERATING LEASES

On January 26, 2003, the Company entered into a sub-lease agreement to lease their primary facilities for a minimum of $4,350 per month. The agreement was for approximately one year expiring on December 31, 2003, and then continued on a month-to-month basis. Subsequent to year end the Company entered into a new lease in an adjacent building (see Note 7 for discussion.)

In addition, the Company leases an apartment for an employee. The lease requires monthly rental payments of $1,250 and expired in May 2004.

In 2002, the Company's operations were located at the home of their chief executive officer. The Company deemed that the fair value of the space contributed by the chief executive officer was $6,000. In connection with this, the Company recorded $6,000 in rent expense with the offset being a contribution to members' deficit by the chief executive officer.

Rent expense for the years ended December 31, 2003 and 2002 was $54,027 and $6,000, respectively.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



EMPLOYMENT CONTRACTS

On June 1, 2001, the Company entered into an employment agreement with its chief executive officer. Under the terms of the agreement, the Company is to pay a salary equal to $240,000 per year, subject to an annual increase of 6% based upon increases in cost of living. The Company will also grant the employee bonuses based on strategic acquisitions. The agreement is for a term of five years and provides for a severance payment in the amount of two years of compensation based upon the most recent annual salary and immediate vesting of all stock options in the event of a change in control from an acquisition or sale of the Company. On December 31, 2003, the chief executive officer forgave $120,506 of accrued amounts under the employment contract. The forgiveness was treated as a contribution to members' deficit. As of December 31, 2003, amounts due on this employment agreement were $174,506 and are included in accrued employment contracts on the accompanying balance sheet.

On June 1, 2001, the Company entered into an employment agreement with its chief technical officer. Under the terms of the agreement, the Company is to pay a salary equal to $120,000 per year, subject to an annual increase of 6% based upon increases in cost of living. The Company will also grant the employee bonuses based on annual reviews. The agreement is for a term of five years and provides for a severance payment in the amount of two years of compensation based upon the most recent annual salary. On December 31, 2003, the chief technical officer forgave $83,245 of accrued amounts under the employment contract. The forgiveness was treated as a contribution to members' deficit. As of December 31, 2003, amounts due on this employment agreement were $83,246 and are included in accrued employment contracts on the accompanying balance sheet.

On September 11, 2002, the Company entered into an employment agreement with its president and chief operating officer. Under the terms of the agreement, the Company is to pay a salary equal to $180,000 per year, subject to an annual bonus after approval from the chief executive officer and the Board of Directors. The Company also granted 400,000 Interests, effective the date of the agreement and vesting on September 11, 2003. The Interests were valued at $80,000 based on estimated fair market value of the Company's Interests at the time of grant. The value of the Interests was recorded as compensation expense and expensed ratably over the vesting period of one year. During the years ended December 31, 2003 and 2002, $60,000 and $20,000 was expensed, respectively. The agreement is "at-will" and may be terminated at any time. In addition, the Company granted options to acquire 600,000 Interests at $0.50 per Interest, which vests based on the employee's continued employment over a period of three years. Under the intrinsic valuation method the exercise price was in excess of the estimated fair market value of the Company's Interests on grant date thus no expense was recorded in connection with this grant (see Note 6 for further discussion.) On December 31, 2003, the president and chief operating officer forgave $93,500 of accrued amounts under the employment contract. The forgiveness was treated as a contribution to members' deficit. As of December 31, 2003, there are no amounts due to this employee.

On September 6, 2003, the Company entered into an employment agreement with its senior security researcher. Under the terms of the agreement, the Company is to pay a salary equal to $84,000 per year, subject to an annual bonus after approval from the chief executive officer. The agreement also includes the granting of 150,000 Interests, which vest 20% on December 31, 2003, and the remainder equally over the next two anniversary dates of the agreement. The Interests will be valued at approximately $150,000 based on estimated fair

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



market value of the Company's Interests at the time of grant. During the year ended December 31, 2003, the Company accrued $30,000 of the $150,000 related to the future issuance of the Interests. As of December 31, 2003, the Interest were not issued. The agreement is "at-will" and may be terminated at any time. On December 31, 2003, the senior security researcher forgave $14,500 of accrued amounts under the employment contract. The forgiveness was treated as a contribution to members' deficit. As of December 31, 2003, there are no amounts due to this employee.

INVESTMENT BANKING AGREEMENT

On October 6, 2003, the Company entered into an agreement with an investment-banking firm. The services performed under the agreement were for assisting the Company in identifying and negotiating the acquisition of a public shell and to assist the Company in raising up to $5 million in equity capital in a private placement. In connection with the agreement, the Company issued the investment bankers 100,000 shares of common stock valued at $100,000 upon the execution of the agreement as compensation. The shares were non-refundable. The value of the shares were allocated evenly between the two major services performed bases on expected level of effort. In connection with the $50,000 allocated to obtaining the shell company, the amount was expensed upon the issuance of the shares as the shares were non-refundable since such fees are expensed as incurred. In connection with the $50,000 allocated to assisting the Company in raising capital, the amount was capitalized as a deferred offering cost (Note 7). The offering began in March 2004 and is expected to be completed by the end of June 2004. The deferred offering costs will be charged against additional paid-in-capital equally in the first and second quarter of 2004 as that is the period when the proceeds from the offering will be received. At December 31, 2003, the Company has $50,000 in deferred offering costs recorded on the balance sheet.

In addition, the Company was required to issue the investment banker 3% of the fully diluted common stock post merger. Subsequent to December 31, 2003, the investment banker waived the 3% fee due to the time delays and resulting hardship to the Company. Since the merger was effective, management will record the fair value of the shares that were waived in the amount of $1,277,490 as a merger-related expense during the first quarter of 2004.

In addition, under the investment banking agreement, the Company is required to issue to the investment banker a 10% funding fee and warrants to purchase the equivalent of 10% of the common stock sold under any private placements or fundings while the agreement is in effect. These fees are due unless the fees paid to another placement agent are in excess of the 10%. In a subsequent amendment to the investment banking agreement, the Company agreed to pay the investment banker 1% of all gross proceeds received under the offering. Subsequent to the amendment, the investment banker waived the 1% fee and any other obligations of the Company to the investment banker.

NOTE 5 - CONVERTIBLE NOTE

In July 2003, the Company issued a 15% $20,000 demand note payable to an investor to fund operations due no later than April 20, 2004. Under the terms of the agreement the investor had the option to convert the note into Interests at prices ranging from $0.80 to $1.00 per Interest based on certain criteria. In addition, if the investor converted the note into Interests, the investor would receive warrants to purchase 20,000 Interests at prices ranging from $0.80 to $1.00, each. If the investor did not convert the note by April 20, 2004, the Company was liable to repay the $20,000, plus accrued interest, and issue 10,000 Interests as additional interest compensation.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



In accordance with Emerging Issues Task Force No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company accounted for the value of the warrants and the fair value of the deemed beneficial conversion feature as a reduction to the face value of the convertible note with the offset to members' deficit. This amount was amortized as additional interest expense upon the issuance of the convertible note as the holder had the option to convert the note into Interests immediately and the note was due on demand. The warrants and beneficial conversion feature were valued at $20,000 and expensed as interest expense during the year ended December 31, 2003.

In December 2003, the Company paid $10,000 toward the note and interest of $1,000. At December 31, 2003, total amounts due to this investor including accrued interest were $10,250. On April 12, 2004, the investor demanded payment of the note, accrued interest and the issuance of 5,000 Interests. Subsequent to that demand, an employee of the Company obtained the note from the investor in a private transaction. The Company is obligated to issue the 5,000 Interests to the investor.

NOTE 6 - MEMBERS' DEFICIT

FOUNDER'S INTERESTS

Upon formation the Company issued 7,161,318 Interests to its founding members. These Interests were assigned a zero value. Prior to January 1, 2002, the Company issued 676,250 Interests for cash proceeds of $60,250 and 150,000 Interests for services valued at $12,500.

INTERESTS ISSUED FOR CASH

During the year ended December 31, 2003, the Company issued 292,666 Interests for net cash proceeds of $281,000. Included are 20,000 Interests valued at $20,000 that were treated as offering costs. In connection with the sale of Interests, an investor received a warrant to purchase 13,333 Interests at an exercise price of $2.50 per Interest. The warrant vests immediately and expire in five years.

During the year ended December 31, 2002, the Company issued 690,000 Interests for net cash proceeds of $105,000. Included are 165,000 Interests valued at $33,000 that were treated as offering costs. The shares were valued based on the per Interest cash proceeds received.

INTERESTS ISSUED FOR SERVICES

From time to time, the Company issued Interests to consultants and directors for services performed. During the years ended December 31, 2003 and 2002, the Company issued a total of 56,100 and 255,000 Interests valued at $56,100 and $111,000, respectively.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



During the year ended December 31, 2003, the Company issued 100,000 Interests valued at $100,000, in connection with an investment banking agreement. For further information and the treatment of the value of the Interests, see Note 4.

INTERESTS ISSUED FOR FIXED ASSETS

In fiscal 2001, the Company issued 36,000 Interests valued at $3,600 to an individual for a trade booth. In connection with this issuance in 2001, the Company recorded an asset of $3,600 and an accrued liability for the same amount. The Company did not issue the Interests until 2003. At the time of issuance, the Company decreased the accrued liability and increased members' deficit by the $3,600.

INTERESTS OPTION/ISSUANCE PLAN

On April 23, 2003, the Company entered into an amended and restated Interests Option/Issuance Plan (the "Plan"). Under the terms of the Plan employees, non-employee members of the board of directors and consultants are eligible. The maximum number of Interests that can be issued under the Plan is 900,000. As of December 31, 2003, there have been no options issued under the Plan. The Plan terminates upon the earliest; (i) the expiration of the ten-year period measured from the date of the Board of Directors acceptance; (ii) the date on which all Interests available for issuance under the Plan shall have been issued as vested Interests; (iii) or the termination of all outstanding options in connection with a corporate transaction.

OPTIONS

During the year ended December 31, 2003, the Company granted options to purchase 25,000 Interests to an employee. The options vest a third on each anniversary date of the agreement, are exercisable at $1.00 and expire five years after vesting. At the date of grant the exercise price was equal to the fair market value of the Company's Interests thus no compensation expense was recorded.

During the year ended December 31, 2002, the Company granted options to purchase 600,000 Interests to an employee. The options vest a third on each anniversary date of the agreement, are exercisable at $0.50 and expire five years after vesting. At the date of grant the exercise price was greater than the fair market value of the Company's Interests thus no compensation expense was recorded. For additional information related to this issuance, see the employment contract discussion in Note 4.

As of December 31, 2003, there were 625,000 options to employees outstanding with a weighted average exercise price of $0.52 and a weighted average remaining contractual life of 6.12 years. Of which, 200,000 were exercisable at a weighted average exercise price of $0.50. As of December 31, 2002, there were 600,000 options to employees outstanding with a weighted average exercise price of $0.50 and a weighted average remaining contractual life of 6.75 years, at which date none were exercisable.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



NOTE 7 - SUBSEQUENT EVENTS

OPERATING/CAPITAL LEASES

In May 2004, the Company entered into a new lease agreement in an adjacent building. Upon entering into the new lease the Company terminated the previous agreement. The new lease requires the Company to make monthly rental payments between $14,792 and $20,339 and is for a period of three and a half years expiring on approximately November 30, 2007. The Company will calculate rent expense for this lease on a straight-line basis over the term of the lease. The average total monthly payment under the lease is $16,113. Included in the new lease agreement was furniture and fixtures that the Company will take possession of at the end of the lease, at no cost. The Company is currently assessing the fair value of the furniture and fixtures. Upon determination of the amount the Company will capitalize the value of the furniture and fixtures and treat that portion as a capital lease. The Company occupied the new space on June 1, 2004.

In addition, the Company has entered into leasing agreements with three separate lenders for a total of approximately $135,000 in computer hardware and software.

NAME CHANGE AND AUTHORIZATION FOR ISSUANCE OF PREFERRED STOCK

In May 2004, the articles of incorporation of Drilling were amended changing the name from Drilling, Inc. to PivX Solutions, Inc. In addition, Drilling was authorized to issue 10,000,000 shares of preferred stock. The preferred stock will be available in an amount adequate to provide for Drilling's. The additional shares will be available for issuance from time to time by Drilling at the discretion of the board of directors with such rights, preferences and privileges as the board may determine.

SUBSEQUENT INTEREST OFFERINGS

Subsequent to December 31, 2003, the Company issued 22,666 Interests for gross cash proceeds of $28,999. In addition, the Company issued 35,000 Interests valued at $57,500 for services. The Company issued 125,000 Interests (which converted into 193,750 shares of Drilling common stock) related to an offering of Drilling common stock. See the next paragraph for further discussion of the issuance and the Drilling common stock offering.

SUBSEQUENT DRILLING, INC. COMMON STOCK OFFERING

Subsequent to year-end, Drilling is offering up to 2.5 million shares of common stock of Drilling at $2.00 for up to $5 million in gross proceeds. This offering was initially open from February 17, 2004 to April 30, 2004 but has been extended through June 2004. Through May 18, 2004, the Company issued Interests that were converted into 1,115,869 shares of Drilling common stock resulting in proceeds of $1,622,929, net cash payments of $221,309 to the placement agent. Under the terms of the agreement, the placement agent receives 12% of proceeds directly generated, 5% of common stock placed by the placement issued as restricted common stock and warrants to purchase the equivalent of 10% of common stock placed by the placement agent. The warrants will be exercisable at $2.00 per common share, vest immediately and expire in five years. As of May 18, 2004, the Company issued 193,750 shares of common stock valued at $387,500 and is required to grant warrants to purchase 92,212 shares of common stock valued at $68,882. The fair value of the direct consideration issued was recorded net of the proceeds received. As of May 18, 2004, common stock sold under the common stock offering has not been issued.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



SUBSEQUENT CONVERSION OF INTERESTS INTO DRILLING COMMON STOCK

In connection with the acquisition of the Company by Drilling, each Interest was converted to shares of Drilling common stock at a rate of 1.55 Drilling shares for each Interest. In addition all terms for outstanding options, warrants and the convertible debt were converted to Drilling shares at the same rate.

SUBSEQUENT OPTION GRANTS

Subsequent to year-end, the Company issued options to purchase a total of 50,000 Interests to two non-employee directors. The options are exercisable at $1.00, vest in one year and expire in five years from the vesting date. In connection with these grants, the Company will record compensation expense of $25,000, which will be amortized over the vesting period of the options.

In addition, subsequent to December 31, 2003, the Company entered into employment agreements with certain key personnel, which provided for the granting of options to purchase 384,000 of post acquisition Drilling common stock. The options are exercisable at $2.00, vest over three years and expire five years from the vesting date.

                               PIVX SOLUTIONS, LLC

                          NOTES TO FINANCIAL STATEMENTS



ACQUISITION OF THREAT FOCUS

On May 28, 2004, Drilling entered into an agreement to acquire Threat Focus, Inc. ("Threat Focus"), a supplier of professional, targeted security alerts and network vulnerability scans. Under the terms of the agreement and plan of merger, Drilling will issue 1,000,002 shares of its common stock to the shareholders of Threat Focus as consideration for merging Drilling's wholly-owned subsidiary into Threat Focus and Threat Focus will become a wholly-owned subsidiary of Drilling. The transaction is still subject to certain conditions and has not yet closed. Drilling has not assessed a value to the common stock issued nor allocated any amounts to the assets and liabilities of the acquired entity.

                INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



Financial Statements:

        Introduction                                                        F-20

        Unaudited Pro Forma Combined Balance Sheet as of December 31, 2003  F-21

        Unaudited Pro Forma Combined Statements of Operations for the
          years ended December 31, 2003 and 2002                            F-22

        Notes to Unaudited Pro Forma Combined Financial Statements          F-23

UNAUDITED PRO FORMA FINANCIAL DATA

On March 25, 2004, PivX Solutions, LLC ("PivX") completed the initial closing of a reverse acquisition of Drilling, Inc. ("Drilling"), pursuant to which Drilling has acquired approximately 99% of the outstanding membership interests ("Interests") of PivX in exchange for a controlling interest in Drilling. Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated March 10, 2004 by and among Drilling, PivX and the members of PivX, Drilling issued 1.55 shares of its common stock for each of PivX's Interests transferred to Drilling by each PivX member at the initial closing. As of the initial closing, PivX's members transferred 9,898,250 Interests (representing approximately 99.0% of PivX's total Interests outstanding) to Drilling in exchange for 15,342,289 shares of common stock of Drilling (representing approximately 73% of the total shares of Drilling's capital stock outstanding). The remaining 101,750 will be exchanged with approximately 157,712 shares of Drilling's common stock upon the remaining members' consent.

The acquisition will be accounted for as a reverse acquisition, whereby the assets and liabilities of PivX will be reported at their historical cost. The assets and liabilities of Drilling will be recorded at fair value similar to a recapitalization. No goodwill will be recorded in connection with the reverse acquisition. The reverse acquisition will result in a change in reporting entity of Drilling for accounting and reporting purposes to PivX.

This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein, as well as pro forma adjustments as described below.

The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the acquisition occurred on December 31, 2003. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2003, includes the operating results of PivX and Drilling assuming the acquisition occurred on January 1, 2003.

The unaudited pro forma combined financial statements presented herein are not necessarily indicative of the results of the operations or the combined financial position that would have resulted had the acquisition been completed at December 31, 2003, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the consolidated company. They are, therefore, qualified in their entirety. They should be read in conjunction with the historical financial statements of Drilling, and the historical financial statements of PivX which are included herein.

The unaudited pro forma adjustments represent management's estimates based on information available at this time. Actual adjustments to these unaudited financial statements could differ from those reflected herein.


UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2003

                                                                        PIVX           ACQUISITION                       PRO FORMA
                                                 DRILLING, INC.    SOLUTIONS, LLC      ADJUSTMENTS         NOTE          COMBINED
                                                 --------------    --------------    ----------------    ---------    --------------
Assets

Current Assets
   Cash and cash equivalents                  $          1,767     $     102,583                                      $     104,350
   Accounts receivable                                       -            32,000                                             32,000
   Prepaids and other current assets                         -             9,800                                              9,800
                                                 --------------    --------------                                     --------------
Total current assets                                     1,767           144,383                                            146,150

Property, plant and equipment                                -            31,833                                             31,833
Other assets                                                 -            50,000                                             50,000
                                                 --------------    --------------                                     --------------

Total assets                                     $       1,767     $     226,216                                      $     227,983
                                                 ==============    ==============                                     ==============

Liabilities & Owners' Deficit

Current Liabilities
   Accounts payable                              $           -     $      39,042                                      $      39,042
   Accrued liabilities                                       -            86,950                                             86,950
   Accrued employment contracts                              -           257,752                                            257,752
   Convertible note                                          -            10,000                                             10,000
                                                 --------------    --------------                                     --------------
Total Current Liabilities                                    -           393,744                                            393,744

Owners' Deficit:
   Membership interests                                      -         1,161,629        (1,161,629)      (A)                      -
   Common stock ($0.001 par value)                         772                 -            20,236       (A,B)               21,008
   Additional paid-in-capital                           55,810                 -         1,086,578       (A,B,C)          1,142,388
   Accumulated deficit                                 (54,815)       (1,329,157)           54,815       (C)             (1,329,157)
                                                 --------------    --------------                                     --------------
Total Owners' Equity (Deficit)                           1,767          (167,528)                                          (165,761)
                                                 --------------    --------------                                     --------------

Total Liabilities and Owners' Deficit            $       1,767     $     226,216                                      $     227,983
                                                 ==============    ==============                                     ==============



UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                   PIVX           ACQUISITION                      PRO FORMA
                                             DRILLING, INC.    SOLUTIONS, LLC     ADJUSTMENTS         NOTE         COMBINED
                                             --------------    --------------   ----------------    ---------    ------------
Revenues                                     $           -     $     759,923                                     $   759,923

Cost of revenues                                         -           434,074                                         434,074
                                             --------------    --------------                                    ------------

    Gross profit                                         -           325,849                                         325,849

Selling, general and administrative                  3,638           831,944                                         835,582
Research and development                                 -            69,190                                          69,190
                                             --------------    --------------                                    ------------
    Total operating expenses                         3,638           901,134                                         904,772

Interest expense                                         -           (20,000)                                        (20,000)
Other income                                             -                70                                              70
                                             --------------    --------------                                    ------------
    Loss before income taxes                        (3,638)         (595,215)                                       (598,853)

Provision for income taxes                               -             1,700                                           1,700
                                             --------------    --------------                                    ------------
    Net loss                                 $      (3,638)    $    (596,915)                                    $  (600,553)
                                             ==============    ==============                                    ============

Loss per share - basic and diluted           $           -     $       (0.04)                                    $     (0.03)

Weighted average shares outstanding
basic and diluted                                5,791,500        14,804,145                                      20,595,645


NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Drilling and to conform Drilling's accounting policies to PivX's. The amounts and descriptions related to the preliminary adjustments are as follows:

         A. In connection with the acquisition of PivX, PivX converted all Interests to Drilling common stock as part of the acquisition agreement. Each PivX Interest was converted to 1.55 shares of Drilling's common stock with a par value of $0.001. The entry removes the full amount of PivX's Interests and reclasses $15,217 to common stock for the par value of the 15,216,868 shares issued with the remaining balance of $1,146,412 as an adjustment to additional-paid-in capital.

         B. To reflect the 7.5 for one Drilling stock split as disclosed in the acquisition agreement. The entry increases common stock by $5,019 with the offset to additional-paid-in capital.

         C. Drilling's accumulated deficit of $54,815 is eliminated upon its acquisition by PivX Solutions. The effect of the entry is a credit to accumulated deficit and a charge to additional paid in capital.